SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 25, 2002
(To Prospectus dated November 22, 2002)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                                Home Loans, Inc.
                                     Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                    CHL Mortgage Pass-Through Trust 2002-32




---------------------
The Class 1-A-4            The  Class 1-A-4 Certificates
Certificates represent
obligations of the trust   o    This supplement relates to the offering of
only and do not represent       the Class 1-A-4 Certificates of the series
an interest in or               referenced above. This supplement does not
obligation of CWMBS,            contain complete information about the
Inc., Countrywide Home          offering of the Class 1-A-4 certificates.
Loans, Inc., Countrywide        Additional information is contained in the
Home Loans Servicing LP         prospectus supplement dated November 25,
or any of their                 2002, prepared in connection with the
affiliates.                     offering of the offered certificates of the
                                series referenced above and in the prospectus
This supplement may be          of the depositor dated November 22, 2002. You
used to offer and sell          are urged to read this supplement, the
the offered certificates        prospectus supplement and the prospectus in
only if accompanied by          full.
the prospectus supplement
and the prospectus.        o    As of February 25, 2004, the Class
----------------------          Certificate Balance of the Class 1-A-4
                                Certificates was approximately $33,595,130.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 1-A-4 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

March 3, 2004

                               THE MORTGAGE POOL

     As of February 1, 2004 (the "Reference Date"), loan group 1 included approximately 462 Mortgage Loans having an aggregate Stated Principal Balance of approximately $188,515,870, loan group 2 included approximately 418 Mortgage Loans having an aggregate Stated Principal Balance of approximately $177,429,456 and loan group 3 included approximately 224 Mortgage Loans having an aggregate Stated Principal Balance of approximately $89,768,723.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                     As of February 1, 2004
                                                                         -----------------------------------------------
                                                                          Loan Group 1    Loan Group 2    Loan Group 3
Total Number of Mortgage Loans.........................................       462             418             224
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days....................................................          0.00%          0.00%           0.00%
         60-89 days....................................................          0.00%          0.00%           0.00%
         90+ days or more (excluding
         pending foreclosures).........................................          0.00%          0.00%           0.00%
                                                                                 -----          -----           -----
         Total Delinquencies...........................................          0.00%          0.00%           0.00%
                                                                                 =====          =====           =====
Foreclosures Pending...................................................          0.00%          0.00%           0.00%
                                                                                 -----          -----           -----
Total Delinquencies and foreclosures pending...........................          0.00%          0.00%           0.00%
                                                                                 =====          =====           =====
--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.


     Certain additional information as to the Mortgage Loans in loan group 1, loan group 2 and loan group 3 as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, and to approximately $48.748 billion at December 31, 2003. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):


                                              At February 28 (29),                 At December 31,
                                           --------------------------------------------------------------------
                                             2000           2001           2001            2002          2003
                                           ----------  -------------  ---------------  -------------  ---------

Delinquent Mortgage Loans and
  Pending Foreclosures at
  Period End:
     30-59 days...................            1.36%         1.61%          1.89%           2.11%          2.77%
     60-89 days...................            0.22          0.28           0.39            0.53           1.18%
     90 days or more (excluding
        pending foreclosures).....            0.16          0.14           0.23            0.35           1.45%
                                         ------------  -------------  --------------  --------------  ------------
          Total of delinquencies              1.75%         2.03%          2.50%           2.99%          5.41%
                                         ============  =============  ==============  ==============  ============
Foreclosures pending..............            0.16%         0.27%          0.31%           0.31%          1.39%
                                         ============  =============  ==============  ==============  ============
Total delinquencies and
  foreclosures pending............            1.91%         2.30%          2.82%           3.31%          6.80%
                                         ============  =============  ==============  ==============  ============

Net Gains/(Losses) on liquidated
  loans(1)........................     $(3,076,240)   $(2,988,604)  $(5,677,141)     $(10,788,657)  $(16,159,208)
Percentage of Net Gains/(Losses)
  on liquidated loans(1)(2).......          (0.017)%      (0.014)%       (0.022)%         (0.032)%       (0.033)%
Percentage of Net Gains/(Losses)
  on liquidated loans (based on
  average outstanding principal
  balance)(1).....................          (0.017)%      (0.015)%       (0.023)%         (0.033)%       (0.034)%
______________________


     (1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
     (2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                  DESCRIPTION OF THE CLASS 1-A-4 CERTIFICATES

     The Class 1-A-4 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates", " - Interest" and " - Principal."

     As of February 25, 2004 (the "Certificate Date"), the Class Certificate Balance of the Class 1-A-4 Certificates was approximately $33,595,130, evidencing a beneficial ownership interest of approximately 7.37% in the Trust Fund. As of the Certificate Date, the group 1 senior certificates had an aggregate principal balance of approximately $177,753,679 and evidenced in the aggregate a beneficial ownership interest of approximately 39.01% in the Trust Fund. As of the Certificate Date, the group 2 senior certificates had an aggregate principal balance of approximately $169,097,747 and evidenced in the aggregate a beneficial ownership interest of approximately 37.11% in the Trust Fund. As of the Certificate Date, the group 3 senior certificates had an aggregate principal balance of approximately $84,395,456 and evidenced in the aggregate a beneficial ownership interest of approximately 18.52% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $24,467,167 and evidenced in the aggregate a beneficial ownership interest of approximately 5.37% in the Trust Fund. For additional information with respect to the Class 1-A-4 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The February 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the table appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (the "Revised Structuring Assumptions"):

     o the mortgage loans prepay at the specified constant percentages of the Prepayment Assumption,

     o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

     o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

     o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

     o the Net Mortgage Rate is equal to the Mortgage Rate minus the sum of the master servicing fee and the trustee fee and, where applicable, amounts in respect of lender paid primary mortgage insurance on a mortgage loan,

     o the Class Certificate Balance of the Class 1-A-4 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

     o interest accrues on the Class 1-A-4 Certificates at the applicable interest rate as described in the prospectus supplement,

     o distributions in respect of the Class 1-A-4 Certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

     o the closing date of the sale of the Class 1-A-4 Certificates is March 3, 2004,

     o the seller is not required to repurchase or substitute for any mortgage loan,

     o the master servicer does not exercise the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the prospectus supplement, and

     o    no class of certificates becomes a Restricted Class.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Standard Prepayment Assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 300% of the Prepayment Assumption assumes prepayment rates will be 0.6% per annum in month one, 1.2% per annum in month two, and increasing by 0.6% in each succeeding month until reaching a rate of 18% per annum in month 30 and remaining constant at 18% per annum thereafter. 0% of the Prepayment Assumption assumes no prepayments. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class 1-A-4 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.


                Percent of Class Certificate Balance Outstanding

                                            Percentage of the
                                          Prepayment Assumption
                                     -------------------------------
Distribution Date                    0%    100%   300%   400%   500%
-----------------                    ---   -----  -----  -----  ----
Initial.........................     100    100    100    100    100
March 2005......................      98    90     75     67     59
March 2006......................      96    80     49     35     22
March 2007......................      94    69     28     11      0
March 2008......................      92    60     12      0      0
March 2009......................      89    52      2      0      0
March 2010......................      87    46      0      0      0
March 2011......................      85    40      0      0      0
March 2012......................      83    36      0      0      0
March 2013......................      80    32      0      0      0
March 2014......................      78    28      0      0      0
March 2015......................      76    25      0      0      0
March 2016......................      73    22      0      0      0
March 2017......................      70    19      0      0      0
March 2018......................      67    16      0      0      0
March 2019......................      63    13      0      0      0
March 2020......................      60    11      0      0      0
March 2021......................      56     8      0      0      0
March 2022......................      52     6      0      0      0
March 2023......................      48     4      0      0      0
March 2024......................      43     2      0      0      0
March 2025......................      38     0      0      0      0
March 2026......................      33     0      0      0      0
March 2027......................      28     0      0      0      0
March 2028......................      22     0      0      0      0
March 2029......................      15     0      0      0      0
March 2030......................      9      0      0      0      0
March 2031......................      2      0      0      0      0
March 2032......................      0      0      0      0      0
Weighted Average Life (in years)**    17    7.2    2.2    1.7    1.4
--------------------------
(*) Less than 0.5% of the initial aggregate principal balance.
(**)Determined as specified under "Weighted Average Lives of the Offered
Certificates" in the Prospectus Supplement.


                               CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $4,701,407, $176,556 and $5,232,554, respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     In General

          Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Class 1-A-4 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein.

     Certain U.S. Federal Income Tax Documentation Requirements

          A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     o Exemption for non-U.S. Persons (W-8BEN). In general, Beneficial Owners of notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if notes are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     o Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for

          United States Tax Withholding). More complex rules apply where notes are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

     o Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and
          Certification).

     o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

     Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.



                             ERISA CONSIDERATIONS

          Prospective purchasers of the Class 1-A-4 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class 1-A-4 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan if the conditions for application of the Exemption described in the Prospectus are met.

                                    RATINGS

          The Class 1-A-4 Certificates are currently rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and by Fitch Ratings. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

          The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 1-A-4 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

Summary of Mortgage Loans in Group 1
(As of Reference Date)

Total Number of Loans                              462
Aggregate Principal Balance                     $188,515,870
Average Principal                                 $408,043          $45,354 to $985,258
Weighted Average Mortgage Rate                     6.478%            5.125% to 8.000%
Net Weighted Average Mortgage Rate                 6.218%            4.866% to 7.741%
Weighted Average Original Term (months)             359                 240 to 360
Weighted Average Remaining Term (months)            340                 189 to 345
Weighted Average Combined Loan-to-Value Ratio      69.94%            18.51% to 95.00%




                                                                  MORTGAGE RATES

                                           Number of                          Aggregate                         Percent of
                                            Mortgage                      Principal Balance                   Mortgage Pool
Mortgage Rates(%)                            Loans                           Outstanding                     in Loan Group 1
-------------------------------------------------------------------------------------------------------------------------------
5.125                                          1                              $587,607                             0.31         %
5.500                                          1                              $504,267                             0.27
5.625                                          1                              $432,708                             0.23
5.750                                          3                             $1,170,512                            0.62
5.875                                          11                            $4,739,296                            2.51
6.000                                          22                            $10,417,477                           5.53
6.125                                          22                            $9,297,060                            4.93
6.250                                          50                            $21,354,172                          11.33
6.375                                          73                            $30,772,318                          16.32
6.500                                         109                            $47,977,440                          25.45
6.625                                          53                            $22,091,810                          11.72
6.750                                          45                            $17,829,774                           9.46
6.875                                          31                            $11,741,246                           6.23
7.000                                          10                            $2,714,135                            1.44
7.125                                          3                             $1,046,404                            0.56
7.250                                          5                              $985,169                             0.52
7.375                                          8                             $2,443,240                            1.30
7.500                                          8                             $1,138,225                            0.60
7.625                                          2                              $750,310                             0.40
7.750                                          2                              $263,598                             0.14
7.875                                          1                              $207,809                             0.11
8.000                                          1                               $51,296                             0.03
-------------------------------------------------------------------------------------------------------------------------------
Total                                         462                           $188,515,870                          100.00        %
---------------------------------------------------------------------------------------------------------------------------------

                                             CURRENT MORTGAGE LOAN PRINCIPAL BALANCES

                                           Number of                          Aggregate                         Percent of
Range of Current Mortgage                   Mortgage                      Principal Balance                   Mortgage Pool
Loan Amounts                                 Loans                           Outstanding                     in Loan Group 1
-------------------------------------------------------------------------------------------------------------------------------
$0.01 - $50,000.00                             3                              $139,961                             0.07         %
$50,000.01 - $100,000.00                       10                             $785,177                             0.42
$100,000.01 - $150,000.00                      23                            $2,845,164                            1.51
$150,000.01 - $200,000.00                      8                             $1,442,893                            0.77
$200,000.01 - $250,000.00                      6                             $1,298,917                            0.69
$250,000.01 - $300,000.00                      5                             $1,386,083                            0.74
$300,000.01 - $350,000.00                      79                            $26,249,864                          13.92
$350,000.01 - $400,000.00                     112                            $41,822,342                          22.19
$400,000.01 - $450,000.00                      83                            $35,070,368                          18.60
$450,000.01 - $500,000.00                      39                            $18,541,609                           9.84
$500,000.01 - $550,000.00                      25                            $13,032,603                           6.91
$550,000.01 - $600,000.00                      20                            $11,504,712                           6.10
$600,000.01 - $650,000.00                      28                            $17,577,892                           9.32
$650,000.01 - $700,000.00                      6                             $4,055,998                            2.15
$700,000.01 - $750,000.00                      4                             $2,901,073                            1.54
$750,000.01 - $1,000,000.00                    11                            $9,861,214                            5.23
-------------------------------------------------------------------------------------------------------------------------------
Total                                         462                           $188,515,870                          100.00        %
---------------------------------------------------------------------------------------------------------------------------------



                                              DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                        Number of                          Aggregate                       Percent of
                                         Mortgage                      Principal Balance                  Mortgage Pool
Type of Program                           Loans                           Outstanding                    in Loan Group 1
-------------------------------------------------------------------------------------------------------------------------------
Full/Alternative                           397                           $167,875,230                         89.05             %
Reduced                                     53                            $15,598,563                         8.27
Streamlined                                 12                            $5,042,077                          2.67
-------------------------------------------------------------------------------------------------------------------------------
Total                                      462                           $188,515,870                        100.00             %
---------------------------------------------------------------------------------------------------------------------------------




                                                   ORIGINAL LOAN-TO-VALUE RATIOS

                                        Number of                          Aggregate                       Percent of
Range of Original                        Mortgage                      Principal Balance                  Mortgage Pool
Loan-to-Value Ratios (%)                  Loans                           Outstanding                    in Loan Group 1
-------------------------------------------------------------------------------------------------------------------------------
50.00 and below                             41                            $18,376,271                         9.75              %
50.01 - 55.00                               26                            $11,213,175                         5.95
55.01 - 60.00                               16                            $7,227,862                          3.83
60.01 - 65.00                               35                            $14,687,284                         7.79
65.01 - 70.00                               46                            $19,488,948                         10.34
70.01 - 75.00                               73                            $32,586,367                         17.29
75.01 - 80.00                              209                            $80,200,258                         42.54
80.01 - 85.00                               4                             $1,051,076                          0.56
85.01 - 90.00                               7                             $2,298,318                          1.22
90.01 - 95.00                               5                             $1,386,313                          0.74
-------------------------------------------------------------------------------------------------------------------------------
Total                                      462                           $188,515,870                        100.00             %
---------------------------------------------------------------------------------------------------------------------------------




                                             STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                        Number of                          Aggregate                       Percent of
                                         Mortgage                      Principal Balance                  Mortgage Pool
State                                     Loans                           Outstanding                    in Loan Group 1
-------------------------------------------------------------------------------------------------------------------------------
California                                 166                            $75,258,373                         39.92             %
Colorado                                    12                            $5,272,924                          2.80
Florida                                     43                            $13,402,050                         7.11
Georgia                                     17                            $5,778,882                          3.07
Massachusetts                               9                             $4,358,095                          2.31
New Jersey                                  14                            $6,355,783                          3.37
New York                                    72                            $31,741,700                         16.84
Texas                                       20                            $8,054,606                          4.27
Washington                                  13                            $5,684,323                          3.02
Other (less than 2%)                        96                            $32,609,131                         17.30
-------------------------------------------------------------------------------------------------------------------------------
Total                                      462                           $188,515,870                        100.00             %
---------------------------------------------------------------------------------------------------------------------------------



                                                     PURPOSE OF MORTGAGE LOANS

                                        Number of                          Aggregate                       Percent of
                                         Mortgage                      Principal Balance                  Mortgage Pool
Finance Type                              Loans                           Outstanding                    in Loan Group 1
--------------------------------------------------------------------------------------------------------------------------------
Purchase                                   174                            $70,416,186                         37.35             %
Refinance (rate/term)                      161                            $64,788,319                         34.37
Refinance (cash-out)                       127                            $53,311,365                         28.28
--------------------------------------------------------------------------------------------------------------------------------

Total                                      462                           $188,515,870                        100.00             %
----------------------------------------------------------------------------------------------------------------------------------


                                                   TYPES OF MORTGAGED PROPERTIES

                                        Number of                          Aggregate                       Percent of
                                         Mortgage                      Principal Balance                  Mortgage Pool
Property Type                             Loans                           Outstanding                    in Loan Group 1
--------------------------------------------------------------------------------------------------------------------------------
2-4 Family Residence                        27                            $9,165,592                          4.86              %
Cooperative                                 6                             $2,189,323                          1.16
High-rise Condominium                       10                            $3,529,500                          1.87
Low-rise Condominium                        26                            $9,047,727                          4.80
Manufactured Housing (1)                    2                              $168,031                           0.09
Planned-Unit Development                   100                            $40,220,526                         21.34
Single Family Residence                    291                           $124,195,170                         65.88
--------------------------------------------------------------------------------------------------------------------------------

Total                                      462                           $188,515,870                        100.00             %
----------------------------------------------------------------------------------------------------------------------------------

(1) Treated as real property.


                                                          OCCUPANCY TYPES

                                        Number of                          Aggregate                       Percent of
                                         Mortgage                      Principal Balance                  Mortgage Pool
Occupancy Types                           Loans                           Outstanding                    in Loan Group 1
-------------------------------------------------------------------------------------------------------------------------------
Investor Property                           9                             $1,443,303                          0.77              %
Primary Residence                          429                           $179,863,197                         95.41
Secondary Residence                         24                            $7,209,370                          3.82
--------------------------------------------------------------------------------------------------------------------------------

Total                                      462                           $188,515,870                        100.00             %
----------------------------------------------------------------------------------------------------------------------------------





                                                    REMAINING TERMS TO MATURITY

                                        Number of                          Aggregate                       Percent of
Remaining Terms to                       Mortgage                      Principal Balance                  Mortgage Pool
Maturity (Months)                         Loans                           Outstanding                    in Loan Group 1
--------------------------------------------------------------------------------------------------------------------------------
345                                         79                            $33,976,440                         18.02             %
344                                        156                            $62,415,063                         33.11
343                                        107                            $46,832,065                         24.84
342                                         18                            $4,767,080                          2.53
341                                         14                            $5,099,279                          2.70
340                                         7                             $2,307,127                          1.22
339                                         10                            $4,307,236                          2.28
338                                         6                             $2,344,267                          1.24
337                                         3                             $1,497,456                          0.79
336                                         7                             $2,906,389                          1.54
335                                         4                             $1,523,005                          0.81
334                                         4                             $1,498,162                          0.79
333                                         3                             $1,357,811                          0.72
332                                         2                              $434,861                           0.23
331                                         1                              $407,836                           0.22
330                                         3                             $1,313,363                          0.70
329                                         4                             $1,852,879                          0.98
328                                         2                              $714,703                           0.38
327                                         3                              $974,126                           0.52
326                                         1                              $422,209                           0.22
325                                         2                              $644,066                           0.34
323                                         1                              $376,777                           0.20
322                                         2                              $907,073                           0.48
319                                         1                              $416,616                           0.22
318                                         3                             $1,502,765                          0.80
316                                         1                              $517,975                           0.27
315                                         1                              $339,032                           0.18
312                                         1                              $475,208                           0.25
311                                         1                              $351,577                           0.19
310                                         1                              $337,868                           0.18
309                                         1                              $353,847                           0.19
307                                         1                              $328,955                           0.17
299                                         1                              $355,535                           0.19
293                                         1                              $445,866                           0.24
288                                         1                              $593,382                           0.31
285                                         1                              $353,495                           0.19
284                                         2                              $909,647                           0.48
283                                         1                              $683,904                           0.36
250                                         1                              $530,541                           0.28
241                                         1                              $362,870                           0.19
224                                         1                              $338,623                           0.18
223                                         1                              $393,540                           0.21
189                                         1                               $45,354                           0.02
--------------------------------------------------------------------------------------------------------------------------------

Total                                      462                           $188,515,870                        100.00             %
----------------------------------------------------------------------------------------------------------------------------------



Summary of Mortgage Loans in Group 2
(As of Reference Date)

Total Number of Loans                                              418
Aggregate Principal Balance                                    $177,429,456
Average Principal                                                $424,472         $158,462 to $1,062,189
Weighted Average Mortgage Rate                                    5.818%             5.250% to 6.750%
Net Weighted Average Mortgage Rate                                5.559%             4.991% to 6.491%
Weighted Average Original Term (months)                            180                  120 to 180
Weighted Average Remaining Term (months)                           163                   43 to 166
Weighted Average Combined Loan-to-Value Ratio                     61.58%             15.02% to 90.00%



                                                           MORTGAGE RATES

                                           Number of                       Aggregate                       Percent of
                                           Mortgage                    Principal Balance                  Mortgage Pool
Mortgage Rates(%)                            Loans                        Outstanding                    in Loan Group 2
-------------------------------------------------------------------------------------------------------------------------------
5.250                                          2                           $753,719                           0.42              %
5.375                                          2                           $704,289                           0.40
5.500                                         35                          $13,639,462                         7.69
5.620                                          1                           $382,078                           0.22
5.625                                         60                          $26,671,668                         15.03
5.750                                         112                         $48,719,730                         27.46
5.875                                         119                         $49,242,101                         27.75
6.000                                         51                          $21,091,223                         11.89
6.125                                         17                          $8,633,025                          4.87
6.250                                          9                          $3,874,591                          2.18
6.375                                          1                           $500,623                           0.28
6.500                                          7                          $2,538,626                          1.43
6.625                                          1                           $336,434                           0.19
6.750                                          1                           $341,887                           0.19
-------------------------------------------------------------------------------------------------------------------------------

Total                                         418                        $177,429,456                        100.00             %
---------------------------------------------------------------------------------------------------------------------------------


                                              CURRENT MORTGAGE LOAN PRINCIPAL BALANCES

                                           Number of                       Aggregate                       Percent of
Range of Current Mortgage                  Mortgage                    Principal Balance                  Mortgage Pool
Loan Amounts                                 Loans                        Outstanding                    in Loan Group 2
-------------------------------------------------------------------------------------------------------------------------------
$150,000.01 - $200,000.00                      1                           $158,462                           0.09              %
$250,000.01 - $300,000.00                      6                          $1,712,872                          0.97
$300,000.01 - $350,000.00                     106                         $34,847,999                         19.64
$350,000.01 - $400,000.00                     116                         $43,035,688                         24.26
$400,000.01 - $450,000.00                     68                          $28,789,996                         16.23
$450,000.01 - $500,000.00                     40                          $18,823,667                         10.61
$500,000.01 - $550,000.00                     23                          $12,031,931                         6.78
$550,000.01 - $600,000.00                     25                          $14,368,158                         8.10
$600,000.01 - $650,000.00                     16                          $9,845,104                          5.55
$650,000.01 - $700,000.00                      4                          $2,688,900                          1.52
$700,000.01 - $750,000.00                      2                          $1,466,623                          0.83
$750,000.01 - $1,000,000.00                   10                          $8,597,868                          4.85
$1,000,000.01 - $1,500,000.00                  1                          $1,062,189                          0.60
--------------------------------------------------------------------------------------------------------------------------------

Total                                         418                        $177,429,456                        100.00             %
----------------------------------------------------------------------------------------------------------------------------------





                                              DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                        Number of                          Aggregate                       Percent of
                                         Mortgage                      Principal Balance                  Mortgage Pool
Type of Program                           Loans                           Outstanding                    in Loan Group 2
-------------------------------------------------------------------------------------------------------------------------------
CLUES Plus                                  4                             $1,883,089                          1.06              %
Full/Alternative                           227                            $98,161,981                         55.32
No Ratio                                    6                             $2,697,129                          1.52
Reduced                                    165                            $66,573,339                         37.52
Streamlined                                 16                            $8,113,919                          4.57
-------------------------------------------------------------------------------------------------------------------------------

Total                                      418                           $177,429,456                        100.00             %
----------------------------------------------------------------------------------------------------------------------------------


                                                   ORIGINAL LOAN-TO-VALUE RATIOS

                                        Number of                          Aggregate                       Percent of
Range of Original                        Mortgage                      Principal Balance                  Mortgage Pool
Loan-to-Value Ratios (%)                  Loans                           Outstanding                    in Loan Group 2
-------------------------------------------------------------------------------------------------------------------------------
50.00 and below                             82                            $36,416,581                         20.52             %
50.01 - 55.00                               51                            $22,457,325                         12.66
55.01 - 60.00                               38                            $15,327,945                         8.64
60.01 - 65.00                               44                            $19,111,026                         10.77
65.01 - 70.00                               58                            $24,244,075                         13.66
70.01 - 75.00                               65                            $26,893,819                         15.16
75.01 - 80.00                               77                            $31,986,761                         18.03
85.01 - 90.00                               3                              $991,925                           0.56
-------------------------------------------------------------------------------------------------------------------------------

Total                                      418                           $177,429,456                        100.00             %
---------------------------------------------------------------------------------------------------------------------------------


                                          STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                        Number of                          Aggregate                       Percent of
                                         Mortgage                      Principal Balance                  Mortgage Pool
State                                     Loans                           Outstanding                    in Loan Group 2
-------------------------------------------------------------------------------------------------------------------------------
Arizona                                     11                            $4,688,684                          2.64              %
California                                 141                            $60,306,981                         33.99
Colorado                                    12                            $4,332,095                          2.44
Florida                                     24                            $11,628,056                         6.55
Georgia                                     11                            $4,423,922                          2.49
Michigan                                    9                             $3,620,668                          2.04
New Jersey                                  25                            $9,813,225                          5.53
New York                                    23                            $9,255,951                          5.22
Oregon                                      8                             $3,960,920                          2.23
Texas                                       19                            $8,103,118                          4.57
Virginia                                    16                            $7,361,526                          4.15
Washington                                  12                            $4,734,424                          2.67
Other (less than 2%)                       107                            $45,199,888                         25.44
-------------------------------------------------------------------------------------------------------------------------------

Total                                      418                           $177,429,456                        100.00             %
---------------------------------------------------------------------------------------------------------------------------------



                                                     PURPOSE OF MORTGAGE LOANS

                                        Number of                          Aggregate                       Percent of
                                         Mortgage                      Principal Balance                  Mortgage Pool
Finance Type                              Loans                           Outstanding                    in Loan Group 2
-------------------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                      257                           $108,657,745                         61.24             %
Refinance (cash-out)                       117                            $49,928,442                         28.14
Purchase                                    44                            $18,843,269                         10.62
--------------------------------------------------------------------------------------------------------------------------------

Total                                      418                           $177,429,456                        100.00             %
----------------------------------------------------------------------------------------------------------------------------------


                                                   TYPES OF MORTGAGED PROPERTIES

                                        Number of                          Aggregate                       Percent of
                                         Mortgage                      Principal Balance                  Mortgage Pool
Property Type                             Loans                           Outstanding                    in Loan Group 2
-------------------------------------------------------------------------------------------------------------------------------
2-4 Family Residence                        2                              $923,215                           0.52              %
High-rise Condominium                       5                             $1,612,617                          0.91
Low-rise Condominium                        7                             $3,174,472                          1.79
Planned Unit Development                    93                            $40,302,868                         22.71
Single Family Residence                    311                           $131,416,284                         74.07
--------------------------------------------------------------------------------------------------------------------------------

Total                                      418                           $177,429,456                        100.00             %
----------------------------------------------------------------------------------------------------------------------------------


                                                          OCCUPANCY TYPES

                                        Number of                          Aggregate                       Percent of
                                         Mortgage                      Principal Balance                  Mortgage Pool
Occupancy Types                           Loans                           Outstanding                    in Loan Group 2
-------------------------------------------------------------------------------------------------------------------------------
Investor Property                           2                              $708,218                           0.40              %
Primary Residence                          402                           $170,765,304                         96.24
Secondary Residence                         14                            $5,955,934                          3.36
----------------------------------------------------------------------------------------------------------------------------------

Total                                      418                           $177,429,456                        100.00             %
----------------------------------------------------------------------------------------------------------------------------------



                                                    REMAINING TERMS TO MATURITY

                                        Number of                          Aggregate                       Percent of
Remaining Terms to                       Mortgage                      Principal Balance                  Mortgage Pool
Maturity (Months)                         Loans                           Outstanding                    in Loan Group 2
--------------------------------------------------------------------------------------------------------------------------------
166                                         58                            $24,289,288                         13.69             %
165                                        187                            $81,938,755                         46.18
164                                         74                            $30,534,073                         17.21
163                                         36                            $15,142,835                         8.53
162                                         10                            $3,522,167                          1.99
161                                         10                            $4,427,199                          2.50
160                                         8                             $3,337,740                          1.88
159                                         9                             $3,774,759                          2.13
158                                         4                             $1,575,015                          0.89
155                                         3                             $1,713,120                          0.97
154                                         4                             $1,651,012                          0.93
153                                         1                              $394,854                           0.22
150                                         2                              $750,798                           0.42
149                                         1                              $529,096                           0.30
147                                         1                              $314,410                           0.18
145                                         1                              $386,915                           0.22
143                                         1                              $350,407                           0.20
134                                         1                              $335,813                           0.19
128                                         1                              $627,852                           0.35
125                                         1                              $283,718                           0.16
117                                         1                              $479,081                           0.27
111                                         1                              $289,267                           0.16
110                                         1                              $252,163                           0.14
105                                         1                              $370,658                           0.21
43                                          1                              $158,462                           0.09
-------------------------------------------------------------------------------------------------------------------------------

Total                                      418                           $177,429,456                        100.00             %
----------------------------------------------------------------------------------------------------------------------------------



Summary of Mortgage Loans in Group 3
As of Reference Date)
Total Number of Loans                                                   224
Aggregate Principal Balance                                         $89,768,723
Average Principal                                                     $400,753               $22,629 to $943,879
Weighted Average Mortgage Rate                                         5.869%                  5.125% to 6.875%
Net Weighted Average Mortgage Rate                                     5.610%                  4.866% to 6.616%
Weighted Average Original Term (months)                                 180                       108 to 180
Weighted Average Remaining Term (months)                                161                       58 to 165
Weighted Average Combined Loan-to-Value Ratio                          61.30%                  21.72% to 93.10%





                                                           MORTGAGE RATES

                                           Number of                       Aggregate                       Percent of
                                           Mortgage                    Principal Balance                  Mortgage Pool
Mortgage Rates(%)                            Loans                        Outstanding                    in Loan Group 3
-------------------------------------------------------------------------------------------------------------------------------
5.125                                          2                          $1,144,561                          1.28              %
5.250                                          8                          $3,853,139                          4.29
5.375                                          4                          $2,293,627                          2.56
5.500                                          9                          $4,189,803                          4.67
5.625                                         14                          $5,505,302                          6.13
5.750                                         42                          $16,873,046                         18.80
5.875                                         49                          $20,975,646                         23.37
5.950                                          6                          $2,301,000                          2.56
6.000                                         36                          $12,849,170                         14.31
6.125                                         29                          $10,346,425                         11.53
6.250                                         12                          $4,217,947                          4.70
6.375                                          9                          $3,489,226                          3.89
6.500                                          3                          $1,339,430                          1.49
6.875                                          1                           $390,400                           0.43
-------------------------------------------------------------------------------------------------------------------------------

Total                                         224                         $89,768,723                        100.00             %


                                        CURRENT MORTGAGE LOAN PRINCIPAL BALANCES

                                           Number of                       Aggregate                       Percent of
Range of Current Mortgage                  Mortgage                    Principal Balance                  Mortgage Pool
Loan Amounts                                 Loans                        Outstanding                    in Loan Group 3
-------------------------------------------------------------------------------------------------------------------------------
$0.01 - $50,000.00                             2                            $60,326                           0.07              %
$50,000.01 - $100,000.00                       6                           $377,157                           0.42
$100,000.01 - $150,000.00                      4                           $508,134                           0.57
$150,000.01 - $200,000.00                      5                           $866,059                           0.96
$200,000.01 - $250,000.00                      5                          $1,085,771                          1.21
$250,000.01 - $300,000.00                      5                          $1,398,442                          1.56
$300,000.01 - $350,000.00                     57                          $18,554,650                         20.67
$350,000.01 - $400,000.00                     46                          $17,103,542                         19.05
$400,000.01 - $450,000.00                     30                          $12,693,453                         14.14
$450,000.01 - $500,000.00                     24                          $11,235,377                         12.52
$500,000.01 - $550,000.00                     13                          $6,948,821                          7.74
$550,000.01 - $600,000.00                      9                          $5,202,144                          5.80
$600,000.01 - $650,000.00                      5                          $3,069,057                          3.42
$650,000.01 - $700,000.00                      2                          $1,340,274                          1.49
$700,000.01 - $750,000.00                      3                          $2,141,945                          2.39
$750,000.01 - $1,000,000.00                    8                          $7,183,569                          8.00
--------------------------------------------------------------------------------------------------------------------------------

Total                                         224                         $89,768,723                        100.00             %
----------------------------------------------------------------------------------------------------------------------------------



                                              DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                        Number of                          Aggregate                       Percent of
                                         Mortgage                      Principal Balance                  Mortgage Pool
Type of Program                           Loans                           Outstanding                    in Loan Group 3
-------------------------------------------------------------------------------------------------------------------------------
Full/Alternative                           194                            $83,337,356                         92.84             %
Reduced                                     27                            $5,311,591                          5.92
Streamlined                                 3                             $1,119,776                          1.25
-------------------------------------------------------------------------------------------------------------------------------
Total                                      224                            $89,768,723                        100.00             %
----------------------------------------------------------------------------------------------------------------------------------

                                                 ORIGINAL LOAN-TO-VALUE RATIOS

                                        Number of                          Aggregate                       Percent of
Range of Original                        Mortgage                      Principal Balance                  Mortgage Pool
Loan-to-Value Ratios (%)                  Loans                           Outstanding                    in Loan Group 3
-------------------------------------------------------------------------------------------------------------------------------
50.00 and below                             58                            $21,907,458                         24.40             %
50.01 - 55.00                               12                            $5,141,882                          5.73
55.01 - 60.00                               27                            $12,301,633                         13.70
60.01 - 65.00                               18                            $7,623,171                          8.49
65.01 - 70.00                               35                            $14,467,403                         16.12
70.01 - 75.00                               35                            $14,488,105                         16.14
75.01 - 80.00                               38                            $13,508,675                         15.05
90.01 - 95.00                               1                              $330,397                           0.37
--------------------------------------------------------------------------------------------------------------------------------

Total                                      224                            $89,768,723                        100.00             %
----------------------------------------------------------------------------------------------------------------------------------


                                          STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                        Number of                          Aggregate                       Percent of
                                         Mortgage                      Principal Balance                  Mortgage Pool
State                                     Loans                           Outstanding                    in Loan Group 3
--------------------------------------------------------------------------------------------------------------------------------
California                                  43                            $15,674,101                         17.46             %
Connecticut                                 5                             $1,912,789                          2.13
Florida                                     15                            $6,668,316                          7.43
Illinois                                    11                            $4,472,229                          4.98
Maryland                                    9                             $3,645,561                          4.06
Massachusetts                               6                             $2,256,708                          2.51
Minnesota                                   8                             $3,314,487                          3.69
New Jersey                                  13                            $6,878,044                          7.66
New York                                    15                            $6,218,269                          6.93
Ohio                                        8                             $2,760,010                          3.07
Pennsylvania                                11                            $3,389,641                          3.78
Tennessee                                   5                             $2,095,073                          2.33
Texas                                       16                            $7,480,723                          8.33
Virginia                                    12                            $5,142,555                          5.73
Washington                                  6                             $2,202,718                          2.45
Other (less than 2%)                        41                            $15,657,499                         17.45
--------------------------------------------------------------------------------------------------------------------------------

Total                                      224                            $89,768,723                        100.00             %
----------------------------------------------------------------------------------------------------------------------------------




                                                     PURPOSE OF MORTGAGE LOANS

                                        Number of                          Aggregate                       Percent of
                                         Mortgage                      Principal Balance                  Mortgage Pool
Finance Type                              Loans                           Outstanding                    in Loan Group 3
-------------------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                      134                            $54,914,715                         61.17             %
Refinance (cash-out)                        58                            $21,913,405                         24.41
Purchase                                    32                            $12,940,603                         14.42
-------------------------------------------------------------------------------------------------------------------------------

Total                                      224                            $89,768,723                        100.00             %
----------------------------------------------------------------------------------------------------------------------------------


                                                   TYPES OF MORTGAGED PROPERTIES

                                        Number of                          Aggregate                       Percent of
                                         Mortgage                      Principal Balance                  Mortgage Pool
Property Type                             Loans                           Outstanding                    in Loan Group 3
--------------------------------------------------------------------------------------------------------------------------------
High-rise Condominium                       1                              $330,397                           0.37              %
Low-rise Condominium                        6                             $1,547,590                          1.72
Planned Unit Development                    39                            $17,127,623                         19.08
Single Family Residence                    178                            $70,763,113                         78.83
--------------------------------------------------------------------------------------------------------------------------------

Total                                      224                            $89,768,723                        100.00             %
---------------------------------------------------------------------------------------------------------------------------------


                                                          OCCUPANCY TYPES

                                        Number of                          Aggregate                       Percent of
                                         Mortgage                      Principal Balance                  Mortgage Pool
Occupancy Types                           Loans                           Outstanding                    in Loan Group 3
--------------------------------------------------------------------------------------------------------------------------------
Investor Property                           1                              $329,990                           0.37              %
Primary Residence                          217                            $86,618,519                         96.49
Secondary Residence                         6                             $2,820,213                          3.14
--------------------------------------------------------------------------------------------------------------------------------

Total                                      224                            $89,768,723                        100.00             %
----------------------------------------------------------------------------------------------------------------------------------



                                                    REMAINING TERMS TO MATURITY

                                        Number of                          Aggregate                       Percent of
Remaining Terms to                       Mortgage                      Principal Balance                  Mortgage Pool
Maturity (Months)                         Loans                           Outstanding                    in Loan Group 3
-------------------------------------------------------------------------------------------------------------------------------
165                                         21                            $9,434,009                          10.51             %
164                                         98                            $38,056,881                         42.39
163                                         40                            $17,569,049                         19.57
162                                         13                            $5,011,567                          5.58
161                                         9                             $3,800,032                          4.23
160                                         4                              $783,534                           0.87
159                                         4                             $1,627,574                          1.81
158                                         4                             $1,734,018                          1.93
157                                         5                             $1,714,649                          1.91
156                                         1                              $517,391                           0.58
155                                         5                             $2,173,713                          2.42
153                                         2                              $883,644                           0.98
152                                         3                             $1,226,566                          1.37
147                                         2                              $903,545                           1.01
146                                         1                              $348,405                           0.39
142                                         1                              $548,406                           0.61
141                                         1                              $297,230                           0.33
140                                         1                              $319,517                           0.36
138                                         2                              $620,410                           0.69
136                                         1                              $450,450                           0.50
118                                         1                              $260,857                           0.29
117                                         1                              $368,846                           0.41
105                                         1                              $315,898                           0.35
91                                          1                              $350,303                           0.39
74                                          1                              $240,690                           0.27
58                                          1                              $211,540                           0.24
--------------------------------------------------------------------------------------------------------------------------------

Total                                      224                            $89,768,723                        100.00             %
----------------------------------------------------------------------------------------------------------------------------------


                                  EXHIBIT 2



         THE                                                                                           Distribution Date: 2/25/04
       BANK OF
         NEW
        YORK
101 Barclay St, 8W
New York, NY 10286

Officer: Courtney Bartholomew                                      Countrywide Home Loans
212-815-3236                                                 Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                                            Series 2002-32
                212-815-8318


                                                        Certificateholder Monthly Distribution Summary

----------------------------------------------------------------------------------------------------------------------
                                            Certificate                        Pass
                              Class             Rate         Beginning       Through      Principal       Interest
Class      Cusip           Description          Type          Balance         Rate (%)   Distribution   Distribution
----------------------------------------------------------------------------------------------------------------------
1-A-1    12669DKL1            Senior         Fix-30/360     5,741,391.18      6.000000     579,746.03      28,706.96
1-A-2    12669DKM9            Senior         Fix-30/360     5,000,000.00      6.000000           0.00      25,000.00
1-A-3    12669DKN7            Senior         Fix-30/360    15,575,356.33      4.250000     840,650.05      55,162.72
1-A-4    12669DKP2            Senior         Fix-30/360    35,511,812.43      4.500000   1,916,682.11     133,169.30
1-A-5    12669DKQ0            Senior         Fix-30/360    15,575,356.33      5.250000     840,650.05      68,142.18
1-A-6    12669DKR8            Senior         Var-30/360    45,299,366.34      1.600000   2,444,946.61      60,399.16
1-A-7    12669DKS6            Senior         Var-30/360       803,688.39      1.600000      43,377.54       1,071.58
1-A-8    12669DKT4           Strip IO        Var-30/360    46,103,054.73      6.400000           0.00     245,882.96
1-A-9    12669DKU1            Senior         Fix-30/360             0.00      6.000000           0.00           0.00
1-A-10   12669DKV9            Senior         Fix-30/360             0.00      6.000000           0.00           0.00
1-A-11   12669DKW7           Strip IO        Fix-30/360             0.00      6.000000           0.00           0.00
1-A-12   12669DKX5            Senior         Fix-30/360             0.00      5.750000           0.00           0.00
1-A-13   12669DKY3            Senior         Fix-30/360             0.00      6.000000           0.00           0.00
1-A-14   12669DKZ0            Senior         Fix-30/360             0.00      6.000000           0.00           0.00
1-A-15   12669DLA4            Senior         Fix-30/360             0.00      6.000000           0.00           0.00
1-A-16   12669DLB2            Senior         Fix-30/360             0.00      6.000000           0.00           0.00
1-A-17   12669DPX0            Senior         Fix-30/360             0.00      6.000000           0.00           0.00
1-A-18   12669DPY8            Senior         Fix-30/360    11,960,000.00      6.000000           0.00      59,800.00
1-A-19   12669DPZ5            Senior         Fix-30/360       140,000.00      6.000000           0.00         700.00
1-A-20   12669DQA9            Senior         Fix-30/360    46,925,000.00      6.000000           0.00     234,625.00
1-A-21   12669DQF8            Senior         Fix-30/360       575,000.00      6.000000           0.00       2,875.00
1-X      12669DLK2           Strip IO        Fix-30/360   145,946,266.30      0.352333           0.00      42,851.39
2-A-1    12669DLC0            Senior         Fix-30/360     7,674,718.27      5.000000     486,931.28      31,977.99
2-A-2    12669DLD8            Senior         Fix-30/360     6,722,000.00      5.000000           0.00      28,008.33
2-A-3    12669DLE6            Senior         Fix-30/360    85,762,124.64      5.000000   5,432,521.09     357,342.19
2-A-4    12669DLF3            Senior         Fix-30/360    38,529,000.00      5.000000           0.00     160,537.50
2-A-5    12669DLG1            Senior         Fix-30/360     2,028,000.00      5.000000           0.00       8,450.00
2-A-6    12669DLH9            Senior         Fix-30/360    32,585,000.00      5.000000           0.00     135,770.83
2-A-7    12669DQB7            Senior         Fix-30/360     1,715,000.00      5.000000           0.00       7,145.83
3-A-1    12669DLJ5            Senior         Fix-30/360    85,815,001.75      5.250000   1,759,074.80     375,440.63
3-X      12669DQG6           Strip IO        Fix-30/360    80,013,101.60      0.435747           0.00      29,054.54
PO                                                          1,669,750.90      0.000000      16,104.96           0.00
PO       12669DLL0           Strip PO        Fix-30/360     1,326,971.96      0.000000      14,211.78           0.00
PO       12669DLL0           Strip PO        Fix-30/360         1,362.10      0.000000           5.60           0.00
PO       12669DLL0           Strip PO        Fix-30/360       341,416.84      0.000000       1,887.58           0.00
A-R      12669DLM8            Senior         Fix-30/360             0.00      6.000000           0.00           0.00
----------------------------------------------------------------------------------------------------------------------
M        12669DLN6            Junior         Fix-30/360    10,665,840.02      5.494100      28,690.66      48,832.66
B-1      12669DLP1            Junior         Fix-30/360     5,332,968.28      5.494100      14,345.46      24,416.55
B-2      12669DLQ9            Junior         Fix-30/360     3,733,068.14      5.494100      10,041.79      17,091.54
B-3      12669DQC5            Junior         Fix-30/360     1,599,900.14      5.494100       4,303.66       7,325.01
B-4      12669DQD3            Junior         Fix-30/360     1,599,900.14      5.494100       4,303.66       7,325.01
B-5      12669DQE1            Junior         Fix-30/360     1,601,483.92      5.494100       4,307.92       7,332.26
----------------------------------------------------------------------------------------------------------------------
Totals                                                    470,140,727.20                 14,426,677.67    2,204,437.12




---------------------------------------------------------------------------------------
                                             Current                         Cumulative
                               Total         Realized        Ending           Realized
Class      Cusip            Distribution      Losses         Balance           Losses
---------------------------------------------------------------------------------------
1-A-1    12669DKL1            608,452.99        0.00       5,161,645.15          0.00
1-A-2    12669DKM9             25,000.00        0.00       5,000,000.00          0.00
1-A-3    12669DKN7            895,812.77        0.00      14,734,706.28          0.00
1-A-4    12669DKP2          2,049,851.41        0.00      33,595,130.31          0.00
1-A-5    12669DKQ0            908,792.23        0.00      14,734,706.28          0.00
1-A-6    12669DKR8          2,505,345.76        0.00      42,854,419.74          0.00
1-A-7    12669DKS6             44,449.13        0.00         760,310.84          0.00
1-A-8    12669DKT4            245,882.96        0.00      43,614,730.58          0.00
1-A-9    12669DKU1                  0.00        0.00               0.00          0.00
1-A-10   12669DKV9                  0.00        0.00               0.00          0.00
1-A-11   12669DKW7                  0.00        0.00               0.00          0.00
1-A-12   12669DKX5                  0.00        0.00               0.00          0.00
1-A-13   12669DKY3                  0.00        0.00               0.00          0.00
1-A-14   12669DKZ0                  0.00        0.00               0.00          0.00
1-A-15   12669DLA4                  0.00        0.00               0.00          0.00
1-A-16   12669DLB2                  0.00        0.00               0.00          0.00
1-A-17   12669DPX0                  0.00        0.00               0.00          0.00
1-A-18   12669DPY8             59,800.00        0.00      11,960,000.00          0.00
1-A-19   12669DPZ5                700.00        0.00         140,000.00          0.00
1-A-20   12669DQA9            234,625.00        0.00      46,925,000.00          0.00
1-A-21   12669DQF8              2,875.00        0.00         575,000.00          0.00
1-X      12669DLK2             42,851.39        0.00     139,864,067.01          0.00
2-A-1    12669DLC0            518,909.27        0.00       7,187,787.00          0.00
2-A-2    12669DLD8             28,008.33        0.00       6,722,000.00          0.00
2-A-3    12669DLE6          5,789,863.28        0.00      80,329,603.54          0.00
2-A-4    12669DLF3            160,537.50        0.00      38,529,000.00          0.00
2-A-5    12669DLG1              8,450.00        0.00       2,028,000.00          0.00
2-A-6    12669DLH9            135,770.83        0.00      32,585,000.00          0.00
2-A-7    12669DQB7              7,145.83        0.00       1,715,000.00          0.00
3-A-1    12669DLJ5          2,134,515.43        0.00      84,055,926.95          0.00
3-X      12669DQG6             29,054.54        0.00      78,287,592.80          0.00
PO                             16,104.96        0.00       1,653,645.92          0.00
PO       12669DLL0             14,211.78        0.00       1,312,760.18          0.00
PO       12669DLL0                  5.60        0.00           1,356.49          0.00
PO       12669DLL0              1,887.58        0.00         339,529.25          0.00
A-R      12669DLM8                  0.00        0.00               0.00          0.00
---------------------------------------------------------------------------------------
M        12669DLN6             77,523.32        0.00      10,637,149.37          0.00
B-1      12669DLP1             38,762.01        0.00       5,318,622.82          0.00
B-2      12669DLQ9             27,133.34        0.00       3,723,026.35          0.00
B-3      12669DQC5             11,628.67        0.00       1,595,596.47          0.00
B-4      12669DQD3             11,628.67        0.00       1,595,596.47          0.00
B-5      12669DQE1             11,640.18        0.00       1,597,175.99          0.00
---------------------------------------------------------------------------------------
                           16,631,114.80        0.00     455,714,049.48          0.00



         THE                                                                                           Distribution Date: 2/25/04
       BANK OF
         NEW
        YORK
101 Barclay St, 8W
New York, NY 10286

Officer: Courtney Bartholomew                                      Countrywide Home Loans
212-815-3236                                                 Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                                            Series 2002-32
                212-815-8318


                                                                Principal Distribution Detail

------------------------------------------------------------------------------------------------------------------------------

                              Original         Beginning     Scheduled                         Unscheduled          Net
                            Certificate      Certificate     Principal          Accretion        Principal        Principal
Class     Cusip              Balance          Balance      Distribution        Principal       Adjustments      Distribution
------------------------------------------------------------------------------------------------------------------------------
1-A-1    12669DKL1         30,000,000.00    5,741,391.18      579,746.03             0.00             0.00       579,746.03
1-A-2    12669DKM9          5,000,000.00    5,000,000.00            0.00             0.00             0.00             0.00
1-A-3    12669DKN7         25,000,000.00   15,575,356.33      840,650.05             0.00             0.00       840,650.05
1-A-4    12669DKP2         57,000,000.00   35,511,812.43    1,916,682.11             0.00             0.00     1,916,682.11
1-A-5    12669DKQ0         25,000,000.00   15,575,356.33      840,650.05             0.00             0.00       840,650.05
1-A-6    12669DKR8         72,710,000.00   45,299,366.34    2,444,946.61             0.00             0.00     2,444,946.61
1-A-7    12669DKS6          1,290,000.00      803,688.39       43,377.54             0.00             0.00        43,377.54
1-A-8    12669DKT4         74,000,000.00   46,103,054.73            0.00             0.00             0.00             0.00
1-A-9    12669DKU1         22,700,000.00            0.00            0.00             0.00             0.00             0.00
1-A-10   12669DKV9          1,646,000.00            0.00            0.00             0.00             0.00             0.00
1-A-11   12669DKW7          3,125,000.00            0.00            0.00             0.00             0.00             0.00
1-A-12   12669DKX5         75,000,000.00            0.00            0.00             0.00             0.00             0.00
1-A-13   12669DKY3         10,000,000.00            0.00            0.00             0.00             0.00             0.00
1-A-14   12669DKZ0         36,500,000.00            0.00            0.00             0.00             0.00             0.00
1-A-15   12669DLA4         25,000,000.00            0.00            0.00             0.00             0.00             0.00
1-A-16   12669DLB2          8,482,000.00            0.00            0.00             0.00             0.00             0.00
1-A-17   12669DPX0          7,110,000.00            0.00            0.00             0.00             0.00             0.00
1-A-18   12669DPY8         11,960,000.00   11,960,000.00            0.00             0.00             0.00             0.00
1-A-19   12669DPZ5            140,000.00      140,000.00            0.00             0.00             0.00             0.00
1-A-20   12669DQA9         46,925,000.00   46,925,000.00            0.00             0.00             0.00             0.00
1-A-21   12669DQF8            575,000.00      575,000.00            0.00             0.00             0.00             0.00
1-X      12669DLK2        383,830,700.00  145,946,266.30            0.00             0.00             0.00             0.00
2-A-1    12669DLC0         24,022,000.00    7,674,718.27      486,931.28             0.00             0.00       486,931.28
2-A-2    12669DLD8          6,722,000.00    6,722,000.00            0.00             0.00             0.00             0.00
2-A-3    12669DLE6        268,143,000.00   85,762,124.64    5,432,521.09             0.00             0.00     5,432,521.09
2-A-4    12669DLF3         38,529,000.00   38,529,000.00            0.00             0.00             0.00             0.00
2-A-5    12669DLG1          2,028,000.00    2,028,000.00            0.00             0.00             0.00             0.00
2-A-6    12669DLH9         32,585,000.00   32,585,000.00            0.00             0.00             0.00             0.00
2-A-7    12669DQB7          1,715,000.00    1,715,000.00            0.00             0.00             0.00             0.00
3-A-1    12669DLJ5        241,181,000.00   85,815,001.75    1,759,074.80             0.00             0.00     1,759,074.80
3-X      12669DQG6        232,945,507.00   80,013,101.60            0.00             0.00             0.00             0.00
PO                          2,472,554.02    1,669,750.90       16,104.96             0.00             0.00        16,104.96
PO       12669DLL0          2,036,443.83    1,326,971.96       14,211.78             0.00             0.00        14,211.78
PO       12669DLL0              1,438.20        1,362.10            5.60             0.00             0.00             5.60
PO       12669DLL0            434,671.99      341,416.84        1,887.58             0.00             0.00         1,887.58
A-R      12669DLM8                100.00            0.00            0.00             0.00             0.00             0.00
------------------------------------------------------------------------------------------------------------------------------
M        12669DLN6         11,048,500.00   10,665,840.02       28,690.66             0.00             0.00        28,690.66
B-1      12669DLP1          5,524,300.00    5,332,968.28       14,345.46             0.00             0.00        14,345.46
B-2      12669DLQ9          3,867,000.00    3,733,068.14       10,041.79             0.00             0.00        10,041.79
B-3      12669DQC5          1,657,300.00    1,599,900.14        4,303.66             0.00             0.00         4,303.66
B-4      12669DQD3          1,657,300.00    1,599,900.14        4,303.66             0.00             0.00         4,303.66
B-5      12669DQE1          1,658,940.08    1,601,483.92        4,307.92             0.00             0.00         4,307.92
------------------------------------------------------------------------------------------------------------------------------
Totals                  1,465,176,994.10  470,140,727.20   14,426,677.67             0.00             0.00    14,426,677.67




--------------------------------------------------------------------

                       Current       Ending               Ending
                       Realized    Certificate         Certificate
Class     Cusip       Losses        Balance              Factor
--------------------------------------------------------------------
1-A-1    12669DKL1        0.00     5,161,645.15        0.17205483832
1-A-2    12669DKM9        0.00     5,000,000.00        1.00000000000
1-A-3    12669DKN7        0.00    14,734,706.28        0.58938825110
1-A-4    12669DKP2        0.00    33,595,130.31        0.58938825110
1-A-5    12669DKQ0        0.00    14,734,706.28        0.58938825110
1-A-6    12669DKR8        0.00    42,854,419.74        0.58938825110
1-A-7    12669DKS6        0.00       760,310.84        0.58938825110
1-A-8    12669DKT4        0.00    43,614,730.58        0.58938825110
1-A-9    12669DKU1        0.00             0.00        0.00000000000
1-A-10   12669DKV9        0.00             0.00        0.00000000000
1-A-11   12669DKW7        0.00             0.00        0.00000000000
1-A-12   12669DKX5        0.00             0.00        0.00000000000
1-A-13   12669DKY3        0.00             0.00        0.00000000000
1-A-14   12669DKZ0        0.00             0.00        0.00000000000
1-A-15   12669DLA4        0.00             0.00        0.00000000000
1-A-16   12669DLB2        0.00             0.00        0.00000000000
1-A-17   12669DPX0        0.00             0.00        0.00000000000
1-A-18   12669DPY8        0.00    11,960,000.00        1.00000000000
1-A-19   12669DPZ5        0.00       140,000.00        1.00000000000
1-A-20   12669DQA9        0.00    46,925,000.00        1.00000000000
1-A-21   12669DQF8        0.00       575,000.00        1.00000000000
1-X      12669DLK2        0.00   139,864,067.01        0.36438999541
2-A-1    12669DLC0        0.00     7,187,787.00        0.29921684273
2-A-2    12669DLD8        0.00     6,722,000.00        1.00000000000
2-A-3    12669DLE6        0.00    80,329,603.54        0.29957747747
2-A-4    12669DLF3        0.00    38,529,000.00        1.00000000000
2-A-5    12669DLG1        0.00     2,028,000.00        1.00000000000
2-A-6    12669DLH9        0.00    32,585,000.00        1.00000000000
2-A-7    12669DQB7        0.00     1,715,000.00        1.00000000000
3-A-1    12669DLJ5        0.00    84,055,926.95        0.34851802983
3-X      12669DQG6        0.00    78,287,592.80        0.33607685251
PO                        0.00     1,653,645.92        0.66880072452
PO       12669DLL0        0.00     1,312,760.18        0.64463362890
PO       12669DLL0        0.00         1,356.49        0.94318897233
PO       12669DLL0        0.00       339,529.25        0.78111601331
A-R      12669DLM8        0.00             0.00        0.00000000000
--------------------------------------------------------------------
M        12669DLN6        0.00    10,637,149.37        0.96276864434
B-1      12669DLP1        0.00     5,318,622.82        0.96276864434
B-2      12669DLQ9        0.00     3,723,026.35        0.96276864434
B-3      12669DQC5        0.00     1,595,596.47        0.96276864434
B-4      12669DQD3        0.00     1,595,596.47        0.96276864434
B-5      12669DQE1        0.00     1,597,175.99        0.96276894690
--------------------------------------------------------------------
Totals                    0.00   455,714,049.48





         THE                                                                                           Distribution Date: 2/25/04
       BANK OF
         NEW
        YORK
101 Barclay St, 8W
New York, NY 10286

Officer: Courtney Bartholomew                                      Countrywide Home Loans
212-815-3236                                                 Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                                            Series 2002-32
                212-815-8318


                                                                Interest Distribution Detail



             Beginning           Pass             Accrued           Cumulative                             Total
            Certificate         Through           Optimal             Unpaid              Deferred        Interest
Class         Balance            Rate (%)        Interest            Interest             Interest          Due
-----------------------------------------------------------------------------------------------------------------------
1-A-1         5,741,391.18          6.000000       28,706.96                0.00               0.00        28,706.96
1-A-2         5,000,000.00          6.000000       25,000.00                0.00               0.00        25,000.00
1-A-3        15,575,356.33          4.250000       55,162.72                0.00               0.00        55,162.72
1-A-4        35,511,812.43          4.500000      133,169.30                0.00               0.00       133,169.30
1-A-5        15,575,356.33          5.250000       68,142.18                0.00               0.00        68,142.18
1-A-6        45,299,366.34          1.600000       60,399.16                0.00               0.00        60,399.16
1-A-7           803,688.39          1.600000        1,071.58                0.00               0.00         1,071.58
1-A-8        46,103,054.73          6.400000      245,882.96                0.00               0.00       245,882.96
1-A-9                 0.00          6.000000            0.00                0.00               0.00             0.00
1-A-10                0.00          6.000000            0.00                0.00               0.00             0.00
1-A-11                0.00          6.000000            0.00                0.00               0.00             0.00
1-A-12                0.00          5.750000            0.00                0.00               0.00             0.00
1-A-13                0.00          6.000000            0.00                0.00               0.00             0.00
1-A-14                0.00          6.000000            0.00                0.00               0.00             0.00
1-A-15                0.00          6.000000            0.00                0.00               0.00             0.00
1-A-16                0.00          6.000000            0.00                0.00               0.00             0.00
1-A-17                0.00          6.000000            0.00                0.00               0.00             0.00
1-A-18       11,960,000.00          6.000000       59,800.00                0.00               0.00        59,800.00
1-A-19          140,000.00          6.000000          700.00                0.00               0.00           700.00
1-A-20       46,925,000.00          6.000000      234,625.00                0.00               0.00       234,625.00
1-A-21          575,000.00          6.000000        2,875.00                0.00               0.00         2,875.00
1-X         145,946,266.30          0.352333       42,851.39                0.00               0.00        42,851.39
2-A-1         7,674,718.27          5.000000       31,977.99                0.00               0.00        31,977.99
2-A-2         6,722,000.00          5.000000       28,008.33                0.00               0.00        28,008.33
2-A-3        85,762,124.64          5.000000      357,342.19                0.00               0.00       357,342.19
2-A-4        38,529,000.00          5.000000      160,537.50                0.00               0.00       160,537.50
2-A-5         2,028,000.00          5.000000        8,450.00                0.00               0.00         8,450.00
2-A-6        32,585,000.00          5.000000      135,770.83                0.00               0.00       135,770.83
2-A-7         1,715,000.00          5.000000        7,145.83                0.00               0.00         7,145.83
3-A-1        85,815,001.75          5.250000      375,440.63                0.00               0.00       375,440.63
3-X          80,013,101.60          0.435747       29,054.54                0.00               0.00        29,054.54
PO            1,669,750.90          0.000000            0.00                0.00               0.00             0.00
PO            1,326,971.96          0.000000            0.00                0.00               0.00             0.00
PO                1,362.10          0.000000            0.00                0.00               0.00             0.00
PO              341,416.84          0.000000            0.00                0.00               0.00             0.00
A-R                   0.00          6.000000            0.00                0.00               0.00             0.00
-----------------------------------------------------------------------------------------------------------------------
M            10,665,840.02          5.494100       48,832.66                0.00               0.00        48,832.66
B-1           5,332,968.28          5.494100       24,416.55                0.00               0.00        24,416.55
B-2           3,733,068.14          5.494100       17,091.54                0.00               0.00        17,091.54
B-3           1,599,900.14          5.494100        7,325.01                0.00               0.00         7,325.01
B-4           1,599,900.14          5.494100        7,325.01                0.00               0.00         7,325.01
B-5           1,601,483.92          5.494100        7,332.26                0.00               0.00         7,332.26
-----------------------------------------------------------------------------------------------------------------------

Totals      470,140,727.20      2,204,437.12                                0.00               0.00     2,204,437.12





                 Net              Unscheduled
               Prepayment            Interest               Interest
Class        Int Shortfall          Adjustment                Paid
-------------------------------------------------------------------------
1-A-1                 0.00                0.00                  28,706.96
1-A-2                 0.00                0.00                  25,000.00
1-A-3                 0.00                0.00                  55,162.72
1-A-4                 0.00                0.00                 133,169.30
1-A-5                 0.00                0.00                  68,142.18
1-A-6                 0.00                0.00                  60,399.16
1-A-7                 0.00                0.00                   1,071.58
1-A-8                 0.00                0.00                 245,882.96
1-A-9                 0.00                0.00                       0.00
1-A-10                0.00                0.00                       0.00
1-A-11                0.00                0.00                       0.00
1-A-12                0.00                0.00                       0.00
1-A-13                0.00                0.00                       0.00
1-A-14                0.00                0.00                       0.00
1-A-15                0.00                0.00                       0.00
1-A-16                0.00                0.00                       0.00
1-A-17                0.00                0.00                       0.00
1-A-18                0.00                0.00                  59,800.00
1-A-19                0.00                0.00                     700.00
1-A-20                0.00                0.00                 234,625.00
1-A-21                0.00                0.00                   2,875.00
1-X                   0.00                0.00                  42,851.39
2-A-1                 0.00                0.00                  31,977.99
2-A-2                 0.00                0.00                  28,008.33
2-A-3                 0.00                0.00                 357,342.19
2-A-4                 0.00                0.00                 160,537.50
2-A-5                 0.00                0.00                   8,450.00
2-A-6                 0.00                0.00                 135,770.83
2-A-7                 0.00                0.00                   7,145.83
3-A-1                 0.00                0.00                 375,440.63
3-X                   0.00                0.00                  29,054.54
PO                    0.00                0.00                       0.00
PO                    0.00                0.00                       0.00
PO                    0.00                0.00                       0.00
PO                    0.00                0.00                       0.00
A-R                   0.00                0.00                       0.00
-------------------------------------------------------------------------
M                     0.00                0.00                  48,832.66
B-1                   0.00                0.00                  24,416.55
B-2                   0.00                0.00                  17,091.54
B-3                   0.00                0.00                   7,325.01
B-4                   0.00                0.00                   7,325.01
B-5                   0.00                0.00                   7,332.26
-------------------------------------------------------------------------

Totals                0.00                0.00               2,204,437.12






         THE                                                                                          Distribution Date: 2/25/04
       BANK OF
         NEW
        YORK
101 Barclay St, 8W
New York, NY 10286

Officer: Courtney Bartholomew                                      Countrywide Home Loans
212-815-3236                                                 Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                                            Series 2002-32
                212-815-8318
                                                                Current Payment Information
                                                                     Factors per $1,000

                          Original         Beginning Cert.                                         Ending Cert.            Pass
                         Certificate         Notional          Principal        Interest            Notional              Through
Class        Cusip        Balance            Balance         Distribution     Distribution          Balance               Rate (%)
----------------------------------------------------------------------------------------------------------------------------------
1-A-1        12669DKL1    30,000,000.00      191.379706065     19.324867747     0.956898530         172.054838318        6.000000
1-A-2        12669DKM9     5,000,000.00    1,000.000000000      0.000000000     5.000000000       1,000.000000000        6.000000
1-A-3        12669DKN7    25,000,000.00      623.014253098     33.626001997     2.206508813         589.388251101        4.250000
1-A-4        12669DKP2    57,000,000.00      623.014253098     33.626001997     2.336303449         589.388251101        4.500000
1-A-5        12669DKQ0    25,000,000.00      623.014253098     33.626001997     2.725687357         589.388251101        5.250000
1-A-6        12669DKR8    72,710,000.00      623.014253098     33.626001997     0.830685671         589.388251101        1.600000
1-A-7        12669DKS6     1,290,000.00      623.014253098     33.626001997     0.830685671         589.388251101        1.600000
1-A-8        12669DKT4    74,000,000.00      623.014253098      0.000000000     3.322742683         589.388251101        6.400000
1-A-9        12669DKU1    22,700,000.00        0.000000000      0.000000000     0.000000000           0.000000000        6.000000
1-A-10       12669DKV9     1,646,000.00        0.000000000      0.000000000     0.000000000           0.000000000        6.000000
1-A-11       12669DKW7     3,125,000.00        0.000000000      0.000000000     0.000000000           0.000000000        6.000000
1-A-12       12669DKX5    75,000,000.00        0.000000000      0.000000000     0.000000000           0.000000000        5.750000
1-A-13       12669DKY3    10,000,000.00        0.000000000      0.000000000     0.000000000           0.000000000        6.000000
1-A-14       12669DKZ0    36,500,000.00        0.000000000      0.000000000     0.000000000           0.000000000        6.000000
1-A-15       12669DLA4    25,000,000.00        0.000000000      0.000000000     0.000000000           0.000000000        6.000000
1-A-16       12669DLB2     8,482,000.00        0.000000000      0.000000000     0.000000000           0.000000000        6.000000
1-A-17       12669DPX0     7,110,000.00        0.000000000      0.000000000     0.000000000           0.000000000        6.000000
1-A-18       12669DPY8    11,960,000.00    1,000.000000000      0.000000000     5.000000000       1,000.000000000        6.000000
1-A-19       12669DPZ5       140,000.00    1,000.000000000      0.000000000     5.000000000       1,000.000000000        6.000000
1-A-20       12669DQA9    46,925,000.00    1,000.000000000      0.000000000     5.000000000       1,000.000000000        6.000000
1-A-21       12669DQF8       575,000.00    1,000.000000000      0.000000000     5.000000000       1,000.000000000        6.000000
1-X          12669DLK2   383,830,700.00      380.236042349      0.000000000     0.111641376         364.389995407        0.352333
2-A-1        12669DLC0    24,022,000.00      319.487064954     20.270222228     1.331196104         299.216842726        5.000000
2-A-2        12669DLD8     6,722,000.00    1,000.000000000      0.000000000     4.166666667       1,000.000000000        5.000000
2-A-3        12669DLE6   268,143,000.00      319.837268307     20.259790833     1.332655285         299.577477474        5.000000
2-A-4        12669DLF3    38,529,000.00    1,000.000000000      0.000000000     4.166666667       1,000.000000000        5.000000
2-A-5        12669DLG1     2,028,000.00    1,000.000000000      0.000000000     4.166666667       1,000.000000000        5.000000
2-A-6        12669DLH9    32,585,000.00    1,000.000000000      0.000000000     4.166666667       1,000.000000000        5.000000
2-A-7        12669DQB7     1,715,000.00    1,000.000000000      0.000000000     4.166666667       1,000.000000000        5.000000
3-A-1        12669DLJ5   241,181,000.00      355.811617617      7.293587786     1.556675827         348.518029831        5.250000
3-X          12669DQG6   232,945,507.00      343.484202080      0.000000000     0.124726765         336.076852515        0.435747
PO                         2,472,554.02      675.314224277      6.513491665     0.000000000         668.800724524        0.000000
PO           12669DLL0     2,036,443.83      651.612354764      6.978725866     0.000000000         644.633628898        0.000000
PO           12669DLL0         1,438.20      947.083653178      3.894680851     0.000000000         943.188972327        0.000000
PO           12669DLL0       434,671.99      785.458561848      4.342548539     0.000000000         781.116013309        0.000000
A-R          12669DLM8           100.00        0.000000000      0.000000000     0.000000000           0.000000000        6.000000
-----------------------------------------------------------------------------------------------------------------------------------
M            12669DLN6    11,048,500.00      965.365436349      2.596792011     4.419845463         962.768644339        5.494100
B-1          12669DLP1     5,524,300.00      965.365436349      2.596792011     4.419845463         962.768644339        5.494100
B-2          12669DLQ9     3,867,000.00      965.365436349      2.596792011     4.419845463         962.768644339        5.494100
B-3          12669DQC5     1,657,300.00      965.365436349      2.596792011     4.419845463         962.768644339        5.494100
B-4          12669DQD3     1,657,300.00      965.365436349      2.596792011     4.419845463         962.768644339        5.494100
B-5          12669DQE1     1,658,940.08      965.365739723      2.596792827     4.419846852         962.768946896        5.494100
-----------------------------------------------------------------------------------------------------------------------------------
Totals                 1,465,176,994.10      425.524872368     13.057601308     1.995238383         412.467271015




       THE
     BANK OF
       NEW
       YORK
101 Barclay St, 8W
New York, NY 10286

Officer: Courtney Bartholomew                               Countrywide Home Loans
212-815-3236                                        Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                                 Series 2002-32
212-815-8318

Pool Level Data
Distribution Date                                                                                         2/25/04
Cut-off Date                                                                                             11/ 1/02
Determination Date                                                                                        2/ 1/04
Accrual Period 30/360                                 Begin                                               1/ 1/04
                                                      End                                                 2/ 1/04
Number of Days in 30/360 Accrual Period                                                                        30



                      Collateral Information
Group 1
-------
Cut-Off Date Balance                                                                               475,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                  195,207,002.11
Ending Aggregate Pool Stated Principal Balance                                                     188,515,870.11

Beginning Aggregate Loan Count                                                                                477
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                15
Ending Aggregate Loan Count                                                                                   462

Beginning Weighted Average Loan Rate (WAC)                                                              6.482207%
Ending Weighted Average Loan Rate (WAC)                                                                 6.477578%

Beginning Net Weighted Average Loan Rate                                                                6.222635%
Ending Net Weighted Average Loan Rate                                                                   6.217987%

Weighted Average Maturity (WAM) (Months)                                                                      343

Servicer Advances                                                                                        2,827.89

Aggregate Pool Prepayment                                                                            6,494,028.41
Pool Prepayment Rate                                                                                  33.3968 CPR


Group 2
-------
Cut-Off Date Balance                                                                               382,544,503.88

Beginning Aggregate Pool Stated Principal Balance                                                  183,382,162.19
Ending Aggregate Pool Stated Principal Balance                                                     177,429,456.37

Beginning Aggregate Loan Count                                                                                429
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                11
Ending Aggregate Loan Count                                                                                   418

Beginning Weighted Average Loan Rate (WAC)                                                              5.820345%
Ending Weighted Average Loan Rate (WAC)                                                                 5.817753%




                                                       Page 1


    THE
   BANK OF
    NEW
   YORK
101 Barclay St, 8W
New York, NY 10286

Officer: Courtney Bartholomew                            Countrywide Home Loans
212-815-3236                                     Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                                 Series 2002-32
212-815-8318

Group 2
-------
Beginning Net Weighted Average Loan Rate                                                                 5.044986%
Ending Net Weighted Average Loan Rate                                                                    5.046291%

Weighted Average Maturity (WAM) (Months)                                                                       165

Servicer Advances                                                                                             0.00

Aggregate Pool Prepayment                                                                             5,223,824.17
Pool Prepayment Rate                                                                                   29.4042 CPR


Group 3
-------
Cut-Off Date Balance                                                                                247,304,490.20

Beginning Aggregate Pool Stated Principal Balance                                                    91,551,562.38
Ending Aggregate Pool Stated Principal Balance                                                       89,768,722.51

Beginning Aggregate Loan Count                                                                                 227
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                  3
Ending Aggregate Loan Count                                                                                    224

Beginning Weighted Average Loan Rate (WAC)                                                               5.870250%
Ending Weighted Average Loan Rate (WAC)                                                                  5.868864%

Beginning Net Weighted Average Loan Rate                                                                 5.611250%
Ending Net Weighted Average Loan Rate                                                                    5.609864%

Weighted Average Maturity (WAM) (Months)                                                                       163

Servicer Advances                                                                                             0.00

Aggregate Pool Prepayment                                                                             1,411,524.11
Pool Prepayment Rate                                                                                   17.0739 CPR




Certificate Information
Group 1
Senior Percentage                                                                                   94.4434404521%
Senior Prepayment Percentage                                                                       100.0000000000%

Subordinate Percentage                                                                               5.5565595479%
Subordinate Prepayment Percentage                                                                    0.0000000000%

                                                Page 2

     THE
   BANK OF
     NEW
    YORK
101 Barclay St, 8W
New York, NY 10286

Officer: Courtney Bartholomew                                  Countrywide Home Loans
212-815-3236                                             Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                                        Series 2002-32
212-815-8318

Group 2
-------
Senior Percentage                                                                                   95.4384772074%
Senior Prepayment Percentage                                                                       100.0000000000%

Subordinate Percentage                                                                               4.5615227926%
Subordinate Prepayment Percentage                                                                    0.0000000000%

Group 3
-------
Senior Percentage                                                                                   94.0849301642%
Senior Prepayment Percentage                                                                       100.0000000000%

Subordinate Percentage                                                                               5.9150698358%
Subordinate Prepayment Percentage                                                                    0.0000000000%


Certificate Account

Beginning Balance                                                                                            0.00

Deposit
Payments of Interest and Principal                                                                  16,803,030.14
Liquidation Proceeds                                                                                         0.00
All Other Proceeds                                                                                           0.00
Other Amounts                                                                                                0.00
                                                                                                   --------------
Total Deposits                                                                                      16,803,030.14


Withdrawals
Reimbursement of Servicer Advances                                                                           0.00
Payment of Master Servicer Fees                                                                         86,032.61
Payment of Sub Servicer Fees                                                                            79,002.20
Payment of Other Fees                                                                                   85,789.53
Payment of Insurance Premium(s)                                                                              0.00
Payment of Personal Mortgage Insurance                                                                      93.10
Other Permitted Withdrawal per the Pooling and                                                               0.00
Service Agreement
Payment of Principal and Interest                                                                    16,631,114.90
Total Withdrawals                                                                                    16,882,032.34

Ending Balance                                                                                            6,880.43


Master Servicing Fees Paid                                                                               86,032.61
Insurance Premium(s) Paid                                                                                     0.00
Personal Mortgage Insurance Fees Paid                                                                        93.10
Other Fees Paid                                                                                          85,789.53



    THE
   BANK OF
    NEW
   YORK
101 Barclay St, 8W
New York, NY 10286

Officer: Courtney Bartholomew                                  Countrywide Home Loans
212-815-3236                                             Mortgage Pass-Through Certificates
                                                                   Series 2002-32
Associate: AnnMarie Cassano
212-815-8318
                                                                                             ----------
Total Fees                                                                                   171,915.24



Delinquency Information
Group 1
-------


Delinquency                                  30-59 Days         60-89 Days     90+ Days          Totals
-----------                                  ----------         ----------     --------          ------

Scheduled Principal Balance                        0.00               0.00         0.00            0.00
Percentage of Total Pool Balance              0.000000%          0.000000%    0.000000%       0.000000%
Number of Loans                                       0                  0            0               0
Percentage of Total Loans                     0.000000%          0.000000%    0.000000%       0.000000%

Foreclosure

-----------
Scheduled Principal Balance                                                                        0.00
Percentage of Total Pool Balance                                                              0.000000%
Number of Loans                                                                                       0
Percentage of Total Loans                                                                     0.000000%

Bankruptcy
----------

Scheduled Principal Balance                                                                  429,322.94
Percentage of Total Pool Balance                                                              0.227738%
Number of Loans                                                                                       1
Percentage of Total Loans                                                                     0.216450%

REO
---

Scheduled Principal Balance                                                                        0.00
Percentage of Total Pool Balance                                                              0.000000%
Number of Loans                                                                                       0
Percentage of Total Loans                                                                     0.000000%

Book Value of all REO Loans                                                                        0.00
Percentage of Total Pool Balance                                                              0.000000%

Current Realized Losses                                                                            0.00
Additional Gains (Recoveries)/Losses                                                               0.00
Total Realized Losses                                                                              0.00

Group 2
-------



     THE
   BANK OF
     NEW
    YORK
101 Barclay St, 8W
New York, NY 10286

Officer: Courtney Bartholomew                                  Countrywide Home Loans
212-815-3236                                             Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                                        Series 2002-32
212-815-8318

Delinquency                                  30-59 Days         60-89 Days     90+ Days          Totals
-----------                                  ----------         ----------     --------          ------
Scheduled Principal Balance                        0.00               0.00         0.00            0.00
Percentage of Total Pool Balance              0.000000%          0.000000%    0.000000%       0.000000%
Number of Loans                                       0                  0            0               0
Percentage of Total Loans                     0.000000%          0.000000%    0.000000%       0.000000%

Foreclosure
-----------
Scheduled Principal Balance                                                                        0.00
Percentage of Total Pool Balance                                                              0.000000%
Number of Loans                                                                                       0
Percentage of Total Loans                                                                     0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                                        0.00
Percentage of Total Pool Balance                                                              0.000000%
Number of Loans                                                                                       0
Percentage of Total Loans                                                                     0.000000%

REO
---
Scheduled Principal Balance                                                                        0.00
Percentage of Total Pool Balance                                                              0.000000%
Number of Loans                                                                                       0
Percentage of Total Loans                                                                     0.000000%

Book Value of all REO Loans                                                                        0.00
Percentage of Total Pool Balance                                                              0.000000%

Current Realized Losses                                                                            0.00
Additional Gains (Recoveries)/Losses                                                               0.00
Total Realized Losses                                                                              0.00

Group 3
-------

Delinquency                                  30-59 Days         60-89 Days     90+ Days          Totals
-----------                                  ----------         ----------     --------          ------
Scheduled Principal Balance                        0.00               0.00         0.00            0.00
Percentage of Total Pool Balance              0.000000%          0.000000%    0.000000%       0.000000%
Number of Loans                                       0                  0            0               0
Percentage of Total Loans                     0.000000%          0.000000%    0.000000%       0.000000%

Foreclosure
-----------
Scheduled Principal Balance                                                                        0.00
Percentage of Total Pool Balance                                                              0.000000%
Number of Loans                                                                                       0
Percentage of Total Loans                                                                     0.000000%



     THE
   BANK OF
    NEW
    YORK
101 Barclay St, 8W
New York, NY 10286

Officer: Courtney Bartholomew                          Countrywide Home Loans
212-815-3236                                  Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                             Series 2002-32
212-815-8318

Bankruptcy
----------
Scheduled Principal Balance                                                                        0.00
Percentage of Total Pool Balance                                                              0.000000%
Number of Loans                                                                                       0
Percentage of Total Loans                                                                     0.000000%

REO
---

Scheduled Principal Balance                                                                        0.00
Percentage of Total Pool Balance                                                              0.000000%
Number of Loans                                                                                       0
Percentage of Total Loans                                                                     0.000000%

Book Value of all REO Loans                                                                        0.00
Percentage of Total Pool Balance                                                              0.000000%

Current Realized Losses                                                                            0.00
Additional Gains (Recoveries)/Losses                                                               0.00
Total Realized Losses                                                                              0.00



Subordination/Credit Enhancement Information


Protection                                                                   Original            Current
----------                                                                   --------            -------

Bankruptcy Loss                                                            176,556.00         176,556.00
Bankruptcy Percentage                                                       0.015980%          0.038743%
Credit/Fraud Loss                                                       11,048,490.01       5,232,554.17
Credit/Fraud Loss Percentage                                                1.000000%          1.148210%
Special Hazard Loss                                                     11,048,490.00       4,701,407.27
Special Hazard Loss Percentage                                              1.000000%          1.031657%

Credit Support                                                               Original            Current
--------------                                                               --------            -------

Class A                                                              1,439,763,654.02     732,518,144.61
Class A Percentage                                                         98.265511%         96.767815%

Class M                                                                 11,048,500.00      10,637,149.37
Class M Percentage                                                          0.754073%          1.405199%

Class B-1                                                                5,524,300.00       5,318,622.82
Class B-1 Percentage                                                        0.377040%          0.702606%

Class B-2                                                                3,867,000.00       3,723,026.35
Class B-2 Percentage                                                        0.263927%          0.491823%

Class B-3                                                                1,657,300.00       1,595,596.47



    THE
  BANK OF
    NEW
   YORK
101 Barclay St, 8W
New York, NY 10286

Officer: Courtney Bartholomew                       Countrywide Home Loans
212-815-3236                                  Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                             Series 2002-32
212-815-8318

Credit Support                                                                Original          Current
--------------                                                                --------          -------
Class B-3 Percentage                                                         0.113113%        0.210783%

Class B-4                                                                 1,657,300.00     1,595,596.47
Class B-4 Percentage                                                         0.113113%        0.210783%

Class B-5                                                                 1,658,940.08     1,597,175.99
Class B-5 Percentage                                                         0.113225%        0.210992%







Compensating Interest Detail

Total Gross Prepayment Interest                                                               11,913.37
Shortfall
Compensation for Gross PPIS from                                                              11,913.37
Servicing Fees

Total Net PPIS (Non-Supported PPIS)                                                                0.00

